Exhibit 10.13

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of November 26, 2013, by and among SUTHERLAND REIT HOLDINGS LP, a Delaware limited partnership (the “Contributor”), and SUTHERLAND ASSET MANAGEMENT CORPORATION, a Maryland corporation (the “REIT”).

RECITALS

WHEREAS, the Contributor holds 14,686,016 operating partnership units in Sutherland Partners, L.P, a Delaware limited partnership (the “Contributed Units”);

WHEREAS, the Contributor desires to contribute all of its right, title and interest in and to the Contributed Units to the REIT in exchange for 14,686,016 shares of the REIT’s common stock, $0.01 par value per share (“Common Stock”), in accordance with the terms and subject to the conditions specified in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.                                      Contribution of Contributed Units; Effective Date.  The Contributor agrees to contribute, transfer, convey and assign to the REIT, and the REIT agrees to accept the contribution, transfer, conveyance and assignment of, the Contributed Units, pursuant to the terms and conditions set forth in this Agreement.  On the Closing Date (as defined in Section 5(a) of this Agreement), the Contributor shall contribute, transfer, convey and assign to the REIT the Contributed Units.

2.                                      Consideration.  As of the Closing Date, in consideration of the contribution of the Contributed Units, the REIT shall issue to the Contributor the 14,686,016 shares of Common Stock, it being understood that the REIT shall issue to the Contributor one share of Common Stock for each OP Unit contributed by such Contributor pursuant to Section 1 of this Agreement (the “Common Stock Consideration”).

3.                                      Tax Treatment of the Contribution.  The contribution, transfer, conveyance and assignment of the Contributed Units by the Contributor to the REIT in exchange for the Common Stock Consideration is intended to be treated by the parties for U.S. federal income tax purposes as a tax-deferred transaction that qualifies under Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

4.                                      Transfer Taxes.  All sales, value added, use, state or local transfer and gains taxes, registration, stamp and similar taxes imposed in connection with the transactions contemplated by this Agreement shall be borne exclusively by the REIT.

5.                                      Closing Date and Closing Procedures and Requirements.

(a)                                 Closing Date.  The “Closing Date” or “Closing” of this Agreement and the completion of the acquisition of the Contributed Units by the REIT shall be on or before November 26, 2013.  Closing shall take place at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York or at such other place as the parties hereto may agree upon.

(b)                                 Closing Deliveries.  On the Closing Date, the REIT shall transfer the Common Stock Consideration to the Contributor pursuant to Section 2 of this Agreement.  Simultaneously with the delivery of the Common Stock Consideration, the Contributor will contribute to the REIT the Contributed Units held by such Contributor.

6.                                      Assignment.  Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void.

7.                                      Successors and Assigns.  The rights and obligations created by this Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, executors, receivers, trustees, successors and permitted assigns.

8.                                      Governing Law.  This Agreement and all transactions contemplated hereby shall be governed by, construed and enforced in accordance with the laws of the State of Maryland, without regard to the principles of conflict of law.

9.                                      Third Party Beneficiary.  Except as specifically set forth in this Agreement, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or other rights of any kind in any customer, affiliate, stockholder, partner, member, director, officer, or employee of any party to this Agreement or any other person or entity.

10.                               Severability.  If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, and other purposes of the void or unenforceable provision and to execute any amendment, consent, or agreement deemed necessary or desirable by the REIT to effect such replacement.

11.                               Reliance.  Each party to this Agreement acknowledges and agrees that it is not relying on tax advice or other advice from the other parties to this Agreement, and that it has or will consult with its own advisors.

12.                               Notices.  All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Contributor:	Sutherland REIT Holdings LP
1140 Avenue of the Americas, 7th Floor
New York, New York 10036
Attention: Kenneth Nick
Facsimile: 212-257-4699

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Jay L. Bernstein
Facsimile: 212-878-8375

If to the REIT:	Sutherland Asset Management Corporation
1140 Avenue of the Americas, 7th Floor
New York, New York 10036

Attention: Kenneth Nick
Facsimile: 212-257-4699

with a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Jay L. Bernstein
Facsimile: 212-878-8375

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 12, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this Section 12, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 12, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other person to whom a copy of such notice is to be delivered pursuant to this Section 12).  Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section 12.

13.                               Further Assurances.  From time to time, at any party’s request, whether on or after Closing, and without further consideration, the other parties shall execute and deliver any further instruments of conveyance and take such other actions as the requesting party may reasonably require to complete more effectively the transfer of the Contributed Units to the REIT.

14.                               Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.                               Entire Agreement and Amendments.  This Agreement, together with all exhibits attached hereto or referred to herein, contain all representations and the entire understanding between the parties hereto with respect to the subject matter hereof.  Any prior correspondence, memoranda or agreements are replaced in total by this Agreement and exhibits hereto.  This Agreement may only be modified or amended upon the written consent of each party hereto.

[Signature page to follow.]

IN WITNESS WHEREOF, the parties have executed this Contribution Agreement effective as of the date first written above.

CONTRIBUTOR:

SUTHERLAND REIT HOLDINGS LP

By:	Waterfall Management, LLC, its General Partner

By:	/s/ Thomas Capasse
Name: Thomas Capasse
Title: Chief Financial Officer

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
Name: Frederick C. Herbst
Title: Chief Financial Officer

[Signature Page to Contribution Agreement]